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                                                                    EXHIBIT 99.1

(INTERGRAPH LOGO)                                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                   FOR FURTHER INFORMATION:
                                                                      Ryan Hobbs
                                                 Director, Corporate Development
                                                                  1.256.730.2701
                                                       ryan.hobbs@intergraph.com



    INTERGRAPH ANNOUNCES AGREEMENT TO BE ACQUIRED BY AN INVESTOR GROUP LED BY
                   HELLMAN & FRIEDMAN AND TEXAS PACIFIC GROUP

          STOCKHOLDERS TO RECEIVE $44.00 IN CASH PER SHARE; TRANSACTION
                      VALUED AT APPROXIMATELY $1.3 BILLION


HUNTSVILLE, ALA., AUGUST 31, 2006 -- Intergraph Corporation (NASDAQ: INGR), a leading global provider of spatial information management (SIM) software, today announced that it has signed a definitive agreement to be acquired by an investor group led by Hellman & Friedman LLC and Texas Pacific Group in a transaction valued at approximately $1.3 billion. Under the terms of the agreement, Intergraph stockholders will receive $44.00 in cash for each share of Intergraph common stock, representing a 22% premium over Intergraph's average closing share price for the last twenty trading days.

"We are pleased to announce this transaction which represents the culmination of a thorough review of our standalone plan and strategic alternatives," said Sidney L. McDonald, Chairman of the Intergraph Board of Directors. "Our Board of Directors believes this transaction is in the best interests of our stockholders and underscores the significant operational and financial improvements Intergraph has made over the past three years."

"Hellman & Friedman and Texas Pacific Group are leading global private equity firms with tremendous capital resources, significant expertise in software and technology and proven track records of building leading global companies. Both H&F and TPG share our commitment to accelerate Intergraph's growth initiatives consistent with our 'Now'-'Next'-'After Next' business transformation plan," said R. Halsey Wise, Intergraph President & CEO. "Intergraph remains deeply committed to the markets we serve, and we now expect to have even greater flexibility to invest in our customers, technology, people and future. I attribute Intergraph's business transformation and operational progress to the people of Intergraph, whose determination and dedication to our modern mission have made our recent results possible."

"Intergraph is well positioned to continue to provide its market leading software and services solutions to the energy, chemical, and shipbuilding infrastructure design markets, as well as to the increasingly relevant areas of critical infrastructure protection and homeland security," said Bryan Taylor, Partner at Texas Pacific Group.


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"We are looking forward to partnering with the management team to continue to grow the business and to invest behind the strong secular trends in the Company's end-markets. Given our significant experience in the software and services, energy and communications markets globally, the TPG team is confident that it can support Intergraph as it expands its product suite and global customer base."

"We believe Intergraph is a uniquely positioned global software and services company," said David R. Tunnell, Managing Director of Hellman & Friedman LLC. "It has a strong franchise with leading positions in large and growing markets, and a top-notch management team. We look forward to supporting the Intergraph workforce in its efforts to serve customers and grow long-term business value."

Hellman & Friedman and Texas Pacific Group, both based in San Francisco, have previously partnered on a number of investments, including Linsco/Private Ledger (LPL Financial Services) and Texas Genco. Investing alongside the lead investors will be JMI Equity, a San Diego-based private equity firm exclusively focused on the software and business service industries.

Intergraph's Board of Directors has approved the merger agreement and has resolved to recommend that Intergraph's stockholders adopt the agreement. Pending the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other required regulatory approvals, as well as satisfaction of other customary closing conditions, the transaction is expected to be completed in the fourth quarter of 2006. The transaction will be financed through a combination of debt and equity financing and cash, cash equivalents and short-term investments of Intergraph. There is no financing condition to the obligations of the equity sponsors to consummate the transaction.

Goldman Sachs & Co. is acting as financial advisor to Intergraph's Board of Directors in connection with the merger. Morgan Stanley is acting as sole financial advisor to the investor group. Bass, Berry & Sims PLC is acting as legal advisor for Intergraph, and Simpson Thacher & Bartlett LLP is acting as legal advisor to the investor group.

CONFERENCE CALL AND WEBCAST

The Company's management will host a conference call to discuss this announcement tomorrow at 8:30 a.m. EDT. The live conference call can be accessed by dialing 1-800-857-2447 (toll free) or 1-517-308-9413 (international), or you may listen to a live Webcast of the call through the investor relations section of Intergraph's Website at www.intergraph.com/investors. An audio replay of the call will be available shortly after the call concludes and will remain available until Friday, September 29, 2006. You may access the replay of the conference call by dialing 1-866-418-1755 (toll free) or 1-203-369-0747 (international), or by visiting the investor relations section of Intergraph's Website at www.intergraph.com/investors.


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ABOUT INTERGRAPH

Intergraph Corporation (NASDAQ: INGR) is a leading global provider of spatial information management (SIM) software. Security organizations, businesses and governments in more than 60 countries rely on the Company's spatial technology and services to make better and faster operational decisions. Intergraph's customers organize vast amounts of complex data into understandable visual representations, creating intelligent maps, managing assets, building and operating better plants and ships, and protecting critical infrastructure and millions of people around the world. For more information, visit www.intergraph.com.

ABOUT HELLMAN & Friedman LLC

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including financial services, professional services, asset management, software and information, media and energy. Since its founding in 1984, the Firm has raised and, through its affiliated funds, managed over $8 billion of committed capital. Recent investments include: Activant Solutions Inc., Artisan Partners Limited Partnership, DoubleClick, Inc., GeoVera Insurance Group Holdings, Ltd., LPL Holdings, Inc., Mondrian Investment Partners, Ltd., The Nasdaq Stock Market, Inc. (NDAQ), Texas Genco LLC, Vertafore, Inc. and VNU N.V.

ABOUT TEXAS PACIFIC GROUP

Texas Pacific Group is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, and Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), technology (Lenovo, MEMC, Seagate), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), airlines (America West, Continental), media and communications (Findexa, MGM, TIM Hellas), financial services (Endurance Specialty Holdings, Fidelity National Information Services, LPL Financial Services) and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com.

ABOUT JMI EQUITY

JMI Equity, based in Baltimore and San Diego, is a private equity firm exclusively focused on investments in the software and business services industries. Founded in 1992, JMI has invested in over 70 companies throughout North America and has approximately $700 million of capital under management. JMI invests in growing businesses. The firm's focus is on providing the first institutional capital to self-funded companies. JMI also invests in select recapitalization and management buyout financings. Representative investments include Blackbaud, Inc. (Nasdaq: BLKB), DoubleClick, Inc., Jackson Hewitt, Inc. (NYSE: JTX), Mission Critical Software, Inc. (acquired by NetIQ, Inc. Nasdaq:
NTIQ), NEON Systems, Inc. (acquired by Progress Software Corporation Nasdaq:
PRGS), Transaction Systems Architects, Inc. (Nasdaq: TSAI) and Unica Corporation (Nasdaq: UNCA). For more information on JMI Equity, visit www.jmiequity.com.

For Further Information

INTERGRAPH CORPORATION:                     HELLMAN & FRIEDMAN LLC:                  TEXAS PACIFIC GROUP:
Jonathan Morgan                             Steve Bruce                              Caroline Luz
Mandelbaum & Morgan, Inc.                   Abernathy MacGregor Group                Owen Blicksilver PR, Inc.
1-212-741-0014                              1-212-371-5999                           1-203-656-2829
jon@mandelbaummorgan.com                    sb@abmac.com                             caroline@blicksilverpr.com

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, Intergraph will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT


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INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Intergraph at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Intergraph by directing such request to Intergraph, Attention: Investor Relations, telephone: 1-256-730-2701.

Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph's participants, which may be different from those of Intergraph's stockholders generally, in the solicitation is set forth in Intergraph's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current Intergraph management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Intergraph and others following announcement of the merger agreement;
(3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder and regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Intergraph's ability to control or predict. Intergraph undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Intergraph and the Intergraph logo are trademarks or registered trademarks of Intergraph Corporation or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

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